Exhibit 10.1

COSAN S.A. INDÚSTRIA E COMÉRCIO

as Issuer

the GUARANTORS party hereto

JPMORGAN CHASE BANK

as Trustee

J.P. MORGAN TRUST BANK LTD.

as Principal Paying Agent

and

J.P. MORGAN BANK LUXEMBOURG S.A.

as Luxembourg Paying Agent and Transfer Agent

Indenture

Dated as of October 25, 2004

9.00%

Senior Notes

Due November 1, 2009

RECITALS

v

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate

INDENTURE, dated as of October 25, 2004, between COSAN S.A. INDÚSTRIA E COMÉRCIO, a sociedade anônima (corporation) incorporated under the laws of the Federative Republic of Brazil, as the Company, the GUARANTORS party hereto and JPMORGAN CHASE BANK, a New York banking corporation, as Trustee, J.P. MORGAN TRUST BANK LTD., as Principal Paying Agent, and J.P. MORGAN BANK LUXEMBOURG S.A., as Luxembourg Paying Agent and Transfer Agent.

RECITALS

The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $200,000,000 aggregate principal amount of the Company’s 9.00% Senior Notes due November 1, 2009, and, if and when issued, any Additional Notes as provided herein (the “Notes”). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Subsidiary.

“Additional Amounts” has the meaning assigned to such term in Section 3.01.

“Additional Notes” means any Notes issued under the Indenture in addition to the Original Notes, having the same terms in all respects as the Original Notes except that interest will accrue on the Additional Notes from their date of issuance.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent, as duly appointed by the Company or by the Trustee in the case of the Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by the Company or any Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(i) a disposition to the Company or a Subsidiary, including the sale or issuance by the Company or any Subsidiary of any Equity Interests of any Subsidiary to the Company or any Subsidiary;

(ii) the disposition by the Company or any Subsidiary in the ordinary course of business of (i) cash and cash management investments,

(ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

(iii) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(iv) a transaction covered by Section 5.01 or 5.02;

(v) a Restricted Payment permitted under Section 4.07 or a Permitted Investment; or

(vi) any disposition of assets with an aggregate fair market value, taken together with all other dispositions made in reliance on this clause (vi) on or after the Issue Date, of less than $30.0 million (or the equivalent thereof at the time of determination).

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Authenticating Agent” refers to the Trustee’s designee for authentication of the Notes.

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City, São Paulo or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means:

(1) Brazilian reais, Dollars, or money in other currencies received in the ordinary course of business that are readily convertible into Dollars;

(2) any evidence of Debt with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the Federative Republic of Brazil or the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the Federative Republic of Brazil or the United States of America is pledged in support thereof;

(3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means:

(1) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger of any Person with or into a Subsidiary of the Company if Capital Stock of the Company is issued in connection therewith, or the sale of all or substantially all the assets of the Company to another Person, (in each case, unless such other Person is a Permitted Holder) unless holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person; or

(2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders), is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(3) occupation of the majority of the seats (other than vacant seats) on the Board of Directors of the Company by persons who were neither (i) nominated by the Permitted Holders or the Board of Directors of the Company nor (ii) appointed by directors so nominated.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Section 5.01.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

“Consolidated Net Tangible Assets” means the total amount of assets of the Company and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets subsequent to the Issue Date, after deducting therefrom (i) all current liabilities of the Company and its Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles as set forth on the most recent financial statements delivered by the Company to the Trustee pursuant to Section 4.17.

“Consolidated Net Worth” means, at any date of determination, the consolidated stockholder’s equity of the Company and its Subsidiaries, calculated excluding:

(1) any amounts attributable to Disqualified Stock;

(2) treasury stock; and

(3) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at 4 New York Plaza, 15th floor, New York, New York, 10028.

“Credit Facilities” means one or more credit facilities with banks or other lenders providing for revolving credit loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like and any receivables financings.

“Debt” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money, including advances from customers;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade accounts payables to the extent not drawn upon or presented, or, if drawn upon or presented, to the extent the resulting obligation of the Person is paid within 10 Business Days;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, all conditional sale obligations and all obligations of such person under any title retention agreement, excluding trade payables arising in the ordinary course of business;

(5) all obligations of such Person as lessee under Capital Leases;

(6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(8) all obligations of such Person under Hedging Agreements.

For the avoidance of doubt, “Debt” shall not include any obligations to any Person with respect to “Programa de Recuperação Fiscal – REFIS”, “Programa Especial de Parcelamento de Impostos – REFIS Estadual” and “Programa de Parcelamento Especial – PAES.”

The amount of Debt of any Person will be deemed to be:

(A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E) otherwise, the outstanding principal amount thereof.

The principal amount of any Debt or other obligation that is denominated in any currency other than Dollars (after giving effect to any Hedging Agreement in respect thereof) shall be the amount thereof, as determined pursuant to the foregoing sentence, converted into Dollars at the Spot Rate in effect on the date of determination.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests; or

(2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions:

(A) are no more favorable to the holders than those set forth in Section 4.13 and 4.14; and

(B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by the Indenture; and

provided further that Equity Interests issued to new investors in an aggregate amount of up to $100.0 million (or the equivalent thereof at the time of determination) that otherwise would be deemed Disqualified Equity Interests, will not in any event constitute Disqualified Equity Interests.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“EBITDA” means, for any period each, as to the Company and its Subsidiaries, on a consolidated basis:

(1) consolidated net operating revenues minus;

(2) consolidated cost of goods sold and services rendered minus;

(3) consolidated selling expenses and general and administrative expenses plus;

(4) any depreciation or amortization included in consolidated cost of goods sold and services rendered, selling expenses or general and administrative expenses;

as each such item is reported on the most recent consolidated audited financial statements delivered by the Company to the Trustee and prepared in accordance with GAAP.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.14.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in Brazil, which are based on the Brazilian corporate law, the rules and regulations of the Brazilian securities commission and the accounting standards issued by the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil, IBRACON) (whether or not the Company or any of its Subsidiaries or Affiliates is otherwise subject to such rules) as in effect as of the Issue Date; provided that jointly controlled Persons (other than Guarantors) shall be accounted for on the equity method of accounting.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) each of FBA – Franco Brasileira S.A. Açúcar e Álcool and Usina Da Barra S/A – Açúcar e Álcool and (ii) each Subsidiary that executes a supplemental indenture in the form of Exhibit B to the Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Section 5.02, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Holder” or “Noteholder” means the registered holder of any Note.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Subsidiary on any date after the date of the Indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.07 or Section 4.14. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt. “Incurrence” shall have a corresponding meaning.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Notes” means the Notes issued on the date hereof.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Notes or Additional Notes by the Company.

“Interest Payment Date” means each May 1 and November 1 of each year, commencing May 1, 2005.

“Investment” means:

(1) any direct or indirect advance, loan or other extension of credit to another Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory or supplies by that Person in the ordinary course of business;

(2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form;

(3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, any acquisitions of all or substantially all the assets of a Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services; or

(4) any Guarantee of any obligation of other Person.

For purposes of this definition, the term “Person” shall not include any Subsidiary or any Person who would become a Subsidiary as a result of any Investment. If the Company or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, all remaining Investments of the Company and the Subsidiaries in such Person shall be deemed to have been made at such time.

“Issue Date” means the date on which the Notes are originally issued under the Indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Luxembourg Paying Agent” means J.P. Morgan Bank Luxembourg S.A., or such other Luxembourg paying agent as the Company shall appoint.

“Marketable Securities” means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation with debt securities rated at least “AA-” from S&P or “Aa3” from Moody’s.

“Material Subsidiary” means, in respect of the Company, any direct or indirect “significant subsidiary” thereof as such term is defined in Rule 12b-2 of the Exchange Act and those subsidiaries specifically identified in the Indenture.

“Minimum Withholding Level” has the meaning assigned to such term in Section 3.03.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2) provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Subsidiaries;

(3) payments required to be made to repay Debt (other than revolving credit Borrowings) outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Net Debt” means, as of any date of determination, the aggregate amount of Debt of the Company and its Subsidiaries less the sum of (without duplication) advances to suppliers, consolidated cash and cash equivalents and consolidated Marketable Securities recorded as current assets (except for any Capital Stock in any Person) in all cases determined in accordance with GAAP and as set forth in the most recent consolidated balance sheet of the Company.

“Net Debt to EBITDA Ratio” means, on any date (the “transaction date”), the ratio of:

(x) the aggregate amount of Net Debt at that time to

(y) EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”).

In making the foregoing calculation,

(1) pro forma effect will be given to any Debt Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt had been Incurred on the first day of the reference period; and

(2) pro forma effect will be given to:

(A) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Subsidiary after the beginning of the reference period; and

(B) the discontinuation of any discontinued operations;

in each case, that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Non-Recourse Debt” means Debt as to which neither the Company nor any Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Subsidiary.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to the Indenture.

“Notes” has the meaning assigned to such term in the Recitals.

“obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Memorandum” means the final offering memorandum dated October 18, 2004 prepared by the Company in connection with the Notes.

“Offer to Purchase” has the meaning assigned to such term in Section 3.05.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company, or any other Person duly appointed by the shareholders of the Company or the Board of Directors to perform corporate duties.

“Officers’ Certificate” means a certificate of the Company signed in the name of the Company by the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, reasonably satisfactory to the Trustee.

“Original Notes” means the Initial Notes.

“Paying Agent” refers to the Principal Paying Agent, the Luxembourg Paying Agent and such other paying agents as the Company shall appoint.

“Permitted Bank Debt” has the meaning assigned to such term in Section 4.06.

“Permitted Business” means any of the businesses in which the Company and its Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.

“Permitted Debt” has the meaning assigned to such term in Section 4.06.

“Permitted Holders” means any or all of the following:

(1) an immediate family member of Rubens Ometto Silveira Mello or any Affiliate or immediate family member thereof; and

(2) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 80% by Persons specified in clause (1).

“Permitted Investments” means:

(1) any Investment in the Company or in a Subsidiary of the Company that is a Guarantor engaged in a Permitted Business;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment;

(A) such Person becomes a Substantially Wholly-Owned Subsidiary of the Company that is a Guarantor engaged in a Permitted Business; or

(B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Subsidiary that is a Guarantor engaged in a Permitted Business;

(4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.14;

(5) Hedging Agreements otherwise permitted under the Indenture;

(6) (i) receivables owing to the Company or any Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

(7) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business not in excess of $1.0 million (or the equivalent thereof at the time of determination) outstanding at any time;

(8) extensions of credit to customers and suppliers in the ordinary course of business; and

(9) in addition to Investments listed above, Investments in Persons engaged in Permitted Businesses in an aggregate amount, taken together with all other Investments made in reliance on this clause (9), not to exceed $10.0 million (or the equivalent thereof at the time of determination) (net of, with respect to the Investment in any particular Person made pursuant to this clause (9), the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause (9)).

“Permitted Liens” means:

(1) Liens existing on the Issue Date;

(2) Liens securing the Notes or any Note Guaranty;

(3) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Subsidiaries;

(4) Liens (including the interest of a lessor under a Capital Lease) on Property that secure Debt Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such Property and which attach within 365 days after the date of such purchase or the completion of construction or improvement;

(5) Liens on Property of a Person at the time such Person becomes a Subsidiary of the Company, provided that such Liens were not created in contemplation thereof and do not extend to any other Property of the Company or any Subsidiary;

(6) Liens on Property at the time the Company or any of the Subsidiaries acquires such Property, including any acquisition by means of a merger or consolidation with or into the Company or a Subsidiary of such Person, provided that such Liens were not created in contemplation thereof and do not extend to any other Property of the Company or any Subsidiary;

(7) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt that is, and is permitted to be under the Indenture, secured by a Lien on the same Property securing such Hedging Agreements;

(8) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (5) or (6) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased; and

(9) other Liens securing obligations in an aggregate amount not exceeding the greater of: (i) $100.0 million (or the equivalent thereof at the time of determination) and (ii) 10% of Consolidated Net Tangible Assets.

“Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.06.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Principal Paying Agent” means J.P. Morgan Trust Bank Ltd., or such other principal paying agent as the Company shall appoint.

“Productive Assets” means assets (including capital stock or its substantial equivalent or other Investments) that are used or usable by the Company and its Subsidiaries or by any Guarantor in Permitted Businesses (or in the case of capital stock or its substantial equivalent or other Investments that represent direct, or indirect (via a holding company), ownership or other interests held by the Company or any Subsidiary or by any Guarantor in entities engaged in Permitted Businesses).

“Property” means (i) any mills, land, buildings, machinery and other improvements and equipment located therein; (ii) any executive offices, administrative buildings, and research and development facilities, including land and buildings and other improvements thereon and equipment located therein; and (iii) any intangible assets, including, without limitation, any brand names, trademarks, copyrights and patents and similar rights and any income (licensing or otherwise), proceeds of sale or other revenues therefrom.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“refinance” has the meaning assigned to such term in Section 4.06.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged by the Company to maintain the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date means April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Related Party Transaction” has the meaning assigned to such term in Section 4.06.

“Relevant Date” means, with respect to any payment on a Note, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee or a Paying Agent on or prior to such due date, the date on which notice is given to the holders that the full amount has been received by the Trustee.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information to the extent that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, or is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Spot Rate” means, for any currency, the spot rate at which that currency is offered for sale against Dollars as published in The Wall Street Journal on the Business Day immediately preceding the date of determination or, if that rate is not available in that publication, as determined in any publicly available source of similar market data.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Note Guaranty of such Guarantor, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Substantially Wholly-Owned” means, with respect to any Subsidiary, a Subsidiary of at least 90% of the outstanding Capital Stock of which (other than director’s qualifying shares) is owned by the Company or one or more Wholly-Owned Subsidiaries (or a combination thereof) of the Company.

“Tereos” means Tereos Group which, together with the Company, controls FBA.

“Transfer Agent” means J.P. Morgan Bank Luxembourg S.A., or such other transfer agent as the Company shall appoint.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly-Owned Subsidiaries (or a combination thereof).

Section 1.02. Rules Of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(i) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(ii) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(iii) all references to “Dollars” and “$” shall mean the lawful currency of the United States of America;

(iv) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(v) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(vi) references to the Company and its Subsidiaries on a consolidated basis shall be deemed to include any other Guarantor; and

(vii) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2

THE NOTES

Section 2.01. Form, Dating and Denominations; Legends. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $100,000 in principal amount and any multiple of $1,000 in excess thereof.

(b) (i) Except as otherwise provided in paragraph (c) below or Section 2.09(b)(iv), each Initial Note or Additional Note will bear the Restricted Legend.

(ii) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(iii) Initial Notes and Additional Notes offered and sold in reliance on Regulation S will be issued as provided herein.

(iv) Initial Notes and Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(c) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee in writing to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

Section 2.02. Execution and Authentication; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee or the Authenticating Agent (manually or by facsimile) signs the certificate of authentication on the Note, with the signature constituting conclusive evidence that the Note has been authenticated under the Indenture.

(c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee or the Authenticating Agent for authentication. The Trustee or the Authenticating Agent will authenticate and deliver:

(i) Notes for original issue in the aggregate principal amount not to exceed $200 million; and

(ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, which Additional Notes will be treated as a single class with the Original Notes issued under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase;

after the following conditions have been met:

(A) Receipt by the Trustee of an Officers’ Certificate specifying:

(1) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated;

(2) whether the Notes are to be Initial Notes or Additional Notes;

(3) in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4;

(4) whether the Notes are to be issued as one or more Global Notes or Certificated Notes; and

(5) other information the Company may determine to include or the Trustee may reasonably request.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint, with a copy of any such appointment to the Company, an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to that Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with that Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and as a Paying Agent. The Registrar shall provide to the Company a current copy of such register from time to time upon written request of the Company. The Company hereby appoints upon the terms and subject to the conditions herein set forth (i) J.P. Morgan Trust Bank Ltd. as Principal Paying Agent, located and domiciled in Japan, where Notes may be presented for payment and (ii) J.P. Morgan Bank Luxembourg S.A., as Luxembourg Paying Agent at any time that the Notes are listed on the Luxembourg Stock Exchange, located in Luxembourg where Notes may be presented for payment. If, and for so long as, the Notes are listed on the Luxembourg Stock Exchange and its rules so require, the Company will publish a notice of any change of Paying Agent in a newspaper having a general circulation in Luxembourg.

(b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate, upon provision of evidence satisfactory to the Trustee that such Note was lost, destroyed or wrongfully taken, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

(i) Notes cancelled by the Trustee or delivered to it for cancellation;

(ii) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(iii) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due thereunder.

(b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes in respect of which the Trustee has received written notice from the Company that such Notes are so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

Section 2.07. Cancellation. The Company at any time may, but shall not be obligated to, deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers, and the Trustee will use CUSIP numbers or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (i) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(ii) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(iv) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(iii) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iv) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend.

(c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register, and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).

(e)(i) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(ii) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the

Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(iii) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(iv) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(1)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed and executed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed and executed Rule 144A Certificate or (y) a duly completed and executed Regulation S Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) a duly completed and executed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed and executed Rule 144A Certificate.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice within a reasonable period of time to the Trustee.

ARTICLE 3

ADDITIONAL AMOUNTS; REDEMPTION; OFFER TO PURCHASE

Section 3.01. Additional Amounts. (a) All payments by the Company in respect of the Notes or the Guarantors in respect of the Guarantees will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of Brazil, or any authority therein or thereof in the case of payments under the Notes or any other jurisdiction in which any Guarantor is organized having power to tax in the case of payments under the Note Guaranty, unless the Company or the Guarantors are compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company or the Guarantors will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by Holders of Notes after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”).

No such Additional Amounts shall be payable:

(i) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and

Brazil, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights and the receipt of payments with respect to the Note;

(ii) in respect of Notes surrendered (if surrender is required) more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholdings and the Holder of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;

(iii) where such Additional Amount is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(iv) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Brazil, or a successor jurisdiction or applicable political subdivision or authority thereof or therein having power to tax, of such Holder, if (1) compliance is required by such jurisdiction, or any political subdivision or authority thereof or therein having power to tax, as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Company has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification or other requirement;

(v) in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;

(vi) in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Note or by direct payment by the Company or the Guarantors in respect of claims made against the Company or the Guarantors; or

(vii) in respect of any combination of the above.

(b) No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of Brazil or any political subdivision thereof to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder. The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither the Company nor the Guarantors shall be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

(c) In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company.

(d) Any reference in this Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Company or the Note Guaranty by the Guarantors will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section. The foregoing obligation will survive termination or discharge of the Indenture.

Section 3.02. No Optional Redemption. Except as set forth in Section 3.03, the Notes are not redeemable by the Company prior to their Stated Maturity.

Section 3.03. Redemption for Taxation Reasons. If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of Brazil or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes or on or after the date a successor assumes the obligations under the Notes, the Company or the Guarantors have or will become obligated to pay Additional Amounts in excess of the Additional Amounts the Company or the Guarantors would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% or at a rate of 25% in case the Holder of the Notes is resident in a tax haven jurisdiction (i.e., countries which do not impose any income tax or which impose it at a maximum rate lower than 20% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership) as a result of the taxes, duties, assessments and other governmental charges described above (the “Minimum Withholding Level”), the Company may, at its option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, upon publication of irrevocable notice to Holders not less than 30 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to pay the Additional Amounts above the Minimum Withholding Level. The Company shall not have the right to so redeem the Notes in the event it becomes obliged to pay Additional Amounts which are less than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, the Company shall not have the right to so redeem the Notes unless: (i) it has taken reasonable measures to avoid the obligation to pay Additional Amounts; and (ii) it has complied with all necessary regulations of the Central Bank of Brazil to legally effect such redemption.

Section 3.04. Method and Effect of Redemption. In the event that the Company elects to so redeem the Notes, it will deliver to the Trustee: (i) a certificate, signed in the name of the Company by any two of its executive officers or by its attorney-in-fact in accordance with its bylaws, stating that the Company is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel to the effect that the Company has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment, that the Company cannot avoid payment of such excess Additional Amounts by taking reasonable measures available to it and that all governmental requirements necessary for the Company to effect the redemption have been complied with.

Section 3.05. Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by the Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders, at the address appearing in the register maintained by the Registrar (and, if the Notes are then listed on the Luxembourg Stock Exchange and its rules so require, the Company will publish a notice in a newspaper having a general circulation in Luxembourg). The Company will notify the Trustee in writing at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(i) the provision of the Indenture pursuant to which the Offer to Purchase is being made;

(ii) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Indenture) (the “purchase amount”);

(iii) the purchase price, including the portion thereof representing accrued interest;

(iv) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(v) information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include:

(A) the most recent annual and quarterly financial statements of the Company;

(B) a description of any material developments in the Company’s business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Company to make the Offer to Purchase); and

(C) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase;

(vi) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

(vii) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(viii) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(ix) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(x) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(xi) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(xii) (x) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (y) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes with minimum denominations of $100,000 and in multiples of $1,000 principal amount will be purchased;

(xiii) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(xiv) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all

Notes so accepted, together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance. Further to the foregoing, to the extent that the provisions of any securities laws or regulations conflict with this Section 3.05, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.05 by virtue thereof.

(e) The Company will timely repay Debt or obtain consents all as necessary under, or terminate, any agreements or instruments that would otherwise prohibit an Offer to Purchase required to be made pursuant to the Indenture.

(f) The Company will obtain all necessary consents and approvals from the Central Bank of Brazil for the remittance of funds outside of Brazil.

ARTICLE 4

COVENANTS

Section 4.01. Payment Of Notes. (a) The Company agrees to pay the principal of and interest (including, without limitation, any Additional Amounts, if any) on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 10:00 A.M. (New York City time) on the Business Day (solely in New York City) immediately prior to the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Principal Paying Agent money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as a Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee in writing of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as a Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Company agrees to pay interest on overdue principal, and to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes (1% per annum in excess of the rate per annum borne by the Notes).

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Depositary, as the Holder of the Global Notes. With respect to Certificated Notes all payments shall be payable at the office of the Principal Paying Agent.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee. At any time that the Notes are listed on the Luxembourg Stock Exchange, the Company will maintain an office or agent in Luxembourg to serve as Transfer Agent. The Company initially designates J.P. Morgan Bank Luxembourg S.A. as the Transfer Agent.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each Subsidiary in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.14, Section 5.01 or Section 5.02.

Section 4.04. Payment of Taxes and other Claims. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary, its income or profits or property, or that may be due in reason of its business and activities and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 4.05. Maintenance of Properties and Insurance. (a) The Company will cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Company or any Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

(b) The Company will provide or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by Brazilian corporations similarly situated and owning like properties with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for Brazilian corporations similarly situated in the industry in which the Company and its Subsidiaries are then conducting business.

Section 4.06. Limitation on Debt and Disqualified or Preferred Stock. (a) The Company:

(i) will not, and will not permit any of its Subsidiaries to, Incur any Debt; and

(ii) will not, and will not permit any Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Subsidiaries to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Subsidiaries held by the Company or a Subsidiary, so long as it is so held);

provided that the Company or any Guarantor may Incur Debt and the Company or any Guarantor may Incur Disqualified Stock and any Guarantor may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Net Debt to EBITDA Ratio shall not exceed 3.5 to 1.

(b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Subsidiary may Incur the following (“Permitted Debt”):

(i) Debt (“Permitted Bank Debt”) of the Company or any Subsidiary pursuant to Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed $20.0 million (or the equivalent thereof at the time of determination);

(ii) Debt of the Company or any Subsidiary or any Guarantor to the Company or a Subsidiary or Guarantor so long as such Debt continues to be owed to the Company or a Subsidiary or Guarantor and which, if the obligor is the Company or a Guarantor, is subordinated in right of payment to the Notes; provided that any Debt owed to the Company pursuant to this clause (ii) will not be subordinated;

(iii) Debt of the Company pursuant to the Notes (other than Additional Notes) and Debt of any Guarantor pursuant to a Note Guaranty of the Notes (including Additional Notes);

(iv) Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance, (all of the above, for purpose of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that

(A) in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes;

(B) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced;

(C) in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause (iv) by means of any Debt of any Subsidiary that is not a Guarantor; and

(D) Debt Incurred pursuant to clauses (i), (ii), (v), (vi), (x) and (xi) of this Section 4.06 may not be refinanced pursuant to this clause (iv);

(v) Hedging Agreements of the Company or any Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Subsidiaries and not for speculation;

(vi) Debt of the Company or any Subsidiary with respect to letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting Debt, including letters of credit supporting performance, surety or appeal bonds;

(vii) Acquired Debt, provided that after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Debt under the Net Debt to EBITDA Ratio test set forth in paragraph (a) of this Section 4.06;

(viii) Debt of the Company or any Subsidiary outstanding on the Issue Date;

(ix) Debt of the Company or any Subsidiary, which may include Capital Leases, Incurred on or after the Issue Date no later than 365 days after the date of purchase or completion of construction or improvement of Property for the purpose of financing all or any part of the purchase price or cost of construction or improvement, provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed (A) $20.0 million (or the equivalent thereof at the time of determination) less (B) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause;

(x) Debt of the Company or any Guarantor or Subsidiary consisting of Guarantees of Debt of the Company or any Guarantor or Subsidiary Incurred under any other clause of this Section 4.06; and

(xi) Debt of the Company or any Subsidiary incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed $50.0 million (or the equivalent thereof at the time of determination).

(c) Notwithstanding anything to the contrary in this Section 4.06, the maximum amount of Debt that the Company and its Subsidiaries may Incur pursuant to this Section 4.06 shall not be deemed to be exceeded, with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rate of currencies.

(d) Neither the Company nor any Guarantor may Incur any Debt that is subordinate in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinate in right of payment to the Notes or the relevant Note Guaranty on substantially identical terms.

Section 4.07. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses of this Section 4.07 being collectively “Restricted Payments”)

(1) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Substantially Wholly-Owned Subsidiaries;

(2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company held by Persons other than the Company or any of its Substantially Wholly-Owned Subsidiaries; or

(3) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt except a payment of interest or principal at Stated Maturity;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(i) no Default has occurred and is continuing;

(ii) the Company could Incur at least $1.00 of Debt under the Net Debt to EBITDA Ratio test set forth in Section 4.06; and

(iii) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to Section 4.07(d), exceed the sum of:

(A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on May 1, 2004 and ending on the last day of the Company’s most recently completed fiscal quarter for which financial statements have been provided (or if not timely provided, required to be provided) pursuant to the Indenture; plus

(B) subject to Section 4.07(c), the aggregate net cash proceeds received by the Company (other than from a Subsidiary) after the Issue Date from:

(1) the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company; or

(2) as a contribution to its common equity; plus

(C) the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this Section 4.07(a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Investment so made; plus

(D) $20.0 million (or the equivalent thereof at the time of determination).

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution.

(b) Clauses (i) and (ii) of Section 4.07 will not prohibit the declaration and payment of mandatory dividends, in an amount equivalent to not more than 25% of the Company’s adjusted Net Income (as defined under Brazilian corporate law), including in the form of interest on the Company’s outstanding capital, provided that the payment of such amounts is in compliance with the Brazilian Corporate Law and the Company’s by-laws and that the Company’s Board of Directors, with the approval of its fiscal council, as applicable, has not reported to the general shareholders’ meeting that the distribution would be inadvisable given the financial condition of the Company;

(c) The foregoing will not prohibit:

(i) the payment of any dividend after the date of declaration thereof if, at the date of declaration, such payment would comply with Section 4.07 (a);

(ii) dividends or distributions by a Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Subsidiary a majority of which is held, directly or indirectly through Subsidiaries, by the Company;

(iii) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(iv) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Subsidiary in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;

(v) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company; or

(vi) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), of the Company upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $5.0 million (or the equivalent thereof at the time of determination).

provided that, in the case of clause (vi) no Default has occurred and is continuing or would occur as a result thereof.

(d) Restricted Payments permitted pursuant to clauses (ii), (iii), (iv), (v) or (vi) of Section 4.07 (c) will not be included in making the calculations under clause (iii) of Section 4.07 (a).

Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers’ Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were made.

Section 4.08. Limitation on Investments. The Company will not, and will not permit any Subsidiary to, directly or indirectly make any Investment other than a Permitted Investment unless, at the time of, and after giving effect to, the proposed Investment: (i) no Default has occurred and is continuing, and (ii) the Company could incur at least U.S.$1.00 of Debt under Section 4.06.

Section 4.09. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are so secured.

Section 4.10. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless the Company or such Subsidiary would be entitled to:

(i) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.06; and

(ii) create a Lien on such Property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.09,

in which case, the corresponding Debt and Lien will be deemed incurred pursuant to those provisions.

Section 4.11. Limitation on Dividend and other Payment Restrictions Affecting Subsidiaries. (a) Except as provided in Section 4.11(b), the Company will not, and will not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary to:

(i) pay dividends or make any other distributions on any Equity Interests of the Subsidiary owned by the Company or any other Subsidiary;

(ii) pay any Debt or other obligation owed to the Company or any other Subsidiary;

(iii) make loans or advances to the Company or any other Subsidiary; or

(iv) transfer any of its property or assets to the Company or any other Subsidiary.

(b) The provisions of Section 4.11(a) do not apply to any encumbrances or restrictions:

(i) existing on the Issue Date as provided for in the Indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(ii) existing under or by reason of applicable law; or

(iii) existing with respect to any Person, or to the Property of any Person, at the time the Person is acquired by the Company or any Subsidiary;

which encumbrances or restrictions: (i) are not applicable to any other Person or the Property of any other Person; and (ii) were not put in place in anticipation of such event, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(iv) of the type described in clause (a)(iv) arising or agreed to in the ordinary course of business: (x) that restrict in a customary manner the subletting, assignment or transfer of any Property that is subject to a lease or license or (y) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any Property of, the Company or any Subsidiary;

(v) with respect to a Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property of, the Subsidiary that is permitted by Section 4.14;

(vi) with respect to a Subsidiary and imposed pursuant to a customary provision in a joint venture or other similar agreement with respect to such Subsidiary that was entered into in the ordinary course of business;

(vii) imposed by the standard loan documentation in connection with loans from Banco Nacional de Desenvolvimento Econômico e Social — BNDES (the Brazilian National Development Bank) to any Subsidiary; or

(viii) required pursuant to the Indenture.

Section 4.12. Guarantees by Material Subsidiaries. If the Company or any of its Subsidiaries acquires or creates a Material Subsidiary or any existing Person becomes a Material Subsidiary after the date of this Indenture, the new Material Subsidiary must unconditionally guarantee, on an unsecured basis, all of the obligations of the Company under the Notes up to an amount equal to the Company’s beneficial interest in such Material Subsidiary and, if such Material Subsidiary is also a Substantially Wholly-Owned Subsidiary, an unconditional guarantee, on an unsecured basis, for all of the obligations of the Company under the Notes. If any Material Subsidiary is acquired or created as a result of a contribution of assets by Tereos or any of its Affiliates to the Company or any of its Subsidiaries in connection with an issuance of Equity Interests (or other capital increase), then notwithstanding any other provision of the Indenture, (i) the guaranty of such Material Subsidiary shall be at least 20% of the aggregate principal amount of the Notes and (ii) all or any portion of the Capital Stock of such Material Subsidiary (and/or its assets) can be sold, transferred or otherwise disposed of by the Company or its Subsidiaries in connection with a cancellation of Equity Interests (or other capital reduction), and consequently, such entity will no longer be required to guarantee the Notes if it ceases to be a Subsidiary (except for FBA, which shall continue to guarantee up to 20% of the aggregate principal amount).

Section 4.13. Repurchase of Notes Upon a Change of Control. (a) Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

Section 4.14. Limitation on Asset Sales. (a) The Company will not, and will not permit any Subsidiary to, make any Asset Sale unless the following conditions are met:

(i) The Asset Sale is for fair market value, as determined in good faith by the Board of Directors;

(ii) At least 75% of the consideration consists of cash received at closing. (For purposes of this clause (ii), the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or a Subsidiary pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Company to cash, to the extent of the cash actually so received, shall be considered cash received at closing);

(iii) Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used:

(A) to permanently repay Debt other than Subordinated Debt of the Company or a Guarantor or any Debt of a Subsidiary that is not a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Subsidiary;

(B) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business; or

(C) to acquire Productive Assets for the Company or any of its Subsidiaries;

(iv) Notwithstanding clauses (i)-(iii) of this Section 4.14, the Company and its Subsidiaries will be permitted to consummate an Asset Sale without complying with such clauses to the extent:

(A) at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities; and

(B) the Asset Sale is for fair market value, as determined in good faith by the Board of Directors;

provided that any consideration not constituting Productive Assets received by the Company or any Subsidiary in connection with any Asset

Sale permitted to be consummated under this clause (iv) shall be applied (in the case of cash, Cash Equivalents and Marketable Securities within 360 days after the receipt thereof) in accordance with the provisions of Section 4.14 (iii) above.

(v) The Net Cash Proceeds of an Asset Sale not applied pursuant to Section 4.14 (iii) within 360 days of the Asset Sale shall constitute “Excess Proceeds”. Excess Proceeds of less than $20.0 million (or the equivalent thereof at the time of determination) will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $20.0 million, the Company must, within 30 days and subject to the provisions of Section 3.05(f) above, make an Offer to Purchase Notes having a principal amount equal to:

(A) accumulated Excess Proceeds, multiplied by

(B) a fraction (x) the numerator of which is equal to the then outstanding principal amount of the Notes and (y) the denominator of which is equal to the then outstanding principal amount of the Notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000.

The purchase price for the Notes will be 100% of the principal amount plus accrued interest to the date of purchase. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 with a minimum denomination of $100,000 will be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero.

Section 4.15. Limitation on Transactions with Shareholders and Affiliates. (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement (including, without limitation, the purchase, sale, lease or exchange of Property, or the rendering of any service) with (x) any holder, or any Affiliate of any holder, of 5% or more of any class of Capital Stock of the Company or (y) any Affiliate of the Company or any Subsidiary (a “Related Party Transaction”), except upon fair and reasonable terms no less favorable to the Company or the Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

(b) In any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $1.0 million (or the equivalent thereof at the time of determination), the Company must first deliver to the Trustee an Officer’s Certificate to the effect that such transaction or series of related transactions are on fair and reasonable terms no less favorable to the Company or such Subsidiary than could be obtained in a comparable arm’s-length transaction and is otherwise compliant with the terms of this Indenture. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $15.0 million (or the equivalent thereof at the time of determination), the Company must in addition obtain and deliver to the Trustee a favorable written opinion from an independent nationally recognized Brazilian or internationally recognized investment banking, auditing or consulting firm as to the fairness of the transaction to the Company and its Subsidiaries from a financial point of view.

(c) The foregoing paragraphs do not apply to:

(i) any transaction between the Company and any Guarantor or Subsidiary or between Subsidiaries and Guarantors;

(ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

(iii) any Restricted Payments of a type described in clauses (a)(i) and (a)(ii) under Section 4.07, if permitted by that covenant;

(iv) transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business; and

(v) transactions pursuant to agreements in effect on the date of the Indenture and described in the Offering Memorandum, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and its Subsidiaries than those in effect on the date of the Indenture.

Section 4.16. Line of Business. The Company will not, and will not permit any of its Subsidiaries, to engage in any business other than a Permitted Business, except to an extent that so doing would not be material to the Company and its Subsidiaries, taken as a whole.

Section 4.17. Financial Reports. (a) The Company shall furnish to the Trustee (and will also provide the Trustee with sufficient copies of the following reports referred to in clauses (i) and (ii) below for distribution, at the Company’s expense, to all holders of Notes) and to the Luxembourg Paying Agent;

(i) as soon as available and in any event by no later than 120 days after the end of each fiscal year of the Company, annual audited consolidated financial statements in English of the Company, prepared in accordance with the Brazilian GAAP and accompanied by an opinion of internationally recognized independent public accountants selected by the Company, which opinion shall be based upon an examination made in accordance with generally accepted auditing standards in Brazil; and

(ii) as soon as available and in any event by no later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, quarterly unaudited consolidated financial statements in English of the Company prepared in accordance with the Brazilian corporate law method and the rules and regulations of the Brazilian securities commission (to the extent subject to such rules) accompanied by a “limited review” (revisão limitada) report of internationally recognized independent public accountants selected by the Company, which report shall be based upon an examination made in accordance with the specific applicable rules issued by the Instituto Brasileiro dos Auditores Independentes – IBRACON (Brazilian Accountants Institute) and the Conselho Federal de Contabilidade (Federal Accounting Counsel).

In addition, the Company will make the information and reports available to securities analysts and prospective investors upon request. For so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange require, copies of such information will also be available during normal business hours at the office of the Luxembourg Paying Agent.

For so long as the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to any Noteholder, or to any prospective purchasers designated by such Noteholder, financial and other information described in paragraph (d)(4) of Rule 144A with respect to the Company and the Guarantors unless the Company is then subject to Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

(b) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable for information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.18. Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year an Officer’s Certificate stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under the Indenture and that to the best of his or her knowledge the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and a description of the event and what action that Company is taking or proposes to take with respect thereto.

(b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

(c) The Company will provide prior written notice to the Trustee when any Notes are listed on any Brazilian, U.S. or foreign national securities exchange and of any delisting.

Section 4.19. Ranking. (a) The Company and each of the Guarantors will ensure that its respective obligations under the Indenture, the Notes and the Note Guarantees will at all times constitute direct and unconditional obligations of the Company or the applicable Guarantor, ranking at all times at least pari passu in priority of payment, in right of security and in all other respects among themselves and with all other Debt of such Person, except to the extent any such other Debt ranks above such obligations by reason of Liens permitted under Section 4.09.

Section 4.20. Paying Agent and Transfer Agent.

(a) The Company agrees, for the benefit of the Holders from time to time of the Notes, that, until all of the Notes are no longer outstanding or until moneys for the payment of all of the principal of and interest on all Notes (and Additional Amounts, if any) shall have been made available at the principal office of the Trustee, and shall have been returned to the Company as provided herein, whichever occurs earlier, there shall at all times be a Principal Paying Agent and Transfer Agent hereunder. The Principal Paying Agent and the Transfer Agent shall have the powers and authority granted to and conferred upon it herein and in the Notes.

(b) The Company hereby initially appoints the Paying Agents and Transfer Agent defined in this Indenture as such. The Principal Paying Agent shall arrange with the Paying Agent for the payment, from funds furnished by the Company to the Principal Paying Agent pursuant to this Indenture, of the principal of and interest on the Notes (and Additional Amounts, if any, with respect to the Notes) and of the compensation of such paying agency or agencies for their services as such.

(c) The Principal Paying Agent, Paying Agent and Transfer Agent each accepts their respective obligations set forth herein and in the Notes upon the terms and conditions hereof and thereof, including the following, to all of which the Company agrees and to all of which the rights of the holders from time to time of the Notes shall be subject:

(i) The Paying Agents and Transfer Agent each shall each be entitled to the compensation to be agreed upon with the Company for all services rendered by it, and the Company agrees promptly to pay such compensation and to reimburse each of the Paying Agents and Transfer Agent for their reasonable out-of-pocket expenses (including fees and expenses of counsel) incurred by it in connection with the services rendered by it hereunder. The Company also agrees to indemnify each of the Paying Agents and Transfer Agent for, and to hold each of them harmless against, any loss, liability or expense incurring out of or in connection with their acting as Paying Agents or Transfer Agent of the Company hereunder, except to the extent such loss, liability or expense results from such Paying Agents’ or Transfer Agent’s own gross negligence, bad faith or willful misconduct. The obligations of the Company under this subsection (i) shall survive the payment of the Notes and the resignation or removal of the Paying Agents and Transfer Agent as the case may be;

(ii) In acting under this Indenture and in connection with the Notes, the Paying Agents and Transfer Agent are each acting solely as agent of the Company and do not assume any obligation towards or relationship of agency or trust for or with any of the Holders except that all funds held by a Paying Agent for the payment of the principal of and interest on (and Additional Amounts, if any, with respect to) the Notes, shall be held in trust by it and applied as set forth herein and in the Notes, but need not be segregated from other funds held by it, except as required by law;

(iii) The Principal Paying Agent may consult with counsel and any advice or written opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion;

(iv) Each Paying Agent and Transfer Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties;

(v) Each Paying Agent and Transfer Agent may, in its individual capacity or any capacity, become the owner of, or acquire any interest in, any Notes or other obligations of the Company with the same rights that it would have if it were not the Paying Agent or Transfer Agent, and may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or other obligations of the Company as freely as if it were not the Paying Agent or Transfer Agent;

(vi) Neither the Paying Agents nor the Transfer Agent shall be under any liability for interest on any moneys received by it pursuant to any of the provisions of this Indenture or the Notes;

(vii) The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Paying Agents and Transfer Agent assume no responsibility for the correctness of the same. Neither the Paying Agent nor the Transfer Agent makes any representation as to the validity or sufficiency of this Indenture or the Notes. Neither the Paying Agents nor the Transfer Agent shall be accountable for the use or application by the Company of any of the Notes or the proceeds thereof;

(viii) The Paying Agents and Transfer Agent shall be obligated to perform such duties and only such duties as are herein and in the Notes specifically set forth, and no implied duties or obligations shall be read into this Indenture or the Notes against the Paying Agents or Transfer Agent. Neither the Paying Agents nor the Transfer Agent shall be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it; and

(ix) Unless otherwise specifically provided herein or in the Notes, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Indenture shall be sufficient if signed by an authorized officer or any duly authorized attorney-in-fact.

Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 8.05.

(d) Any Paying Agent or Transfer Agent may at any time resign by giving written notice of its resignation mailed to the Company specifying the date on which its resignation shall become effective; provided that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Paying Agent or Transfer Agent, qualified as aforesaid, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Paying Agent or Transfer Agent and one copy to the successor Paying Agent or Transfer Agent. Such resignation shall become effective upon the earlier of (i) the effective date of such resignation or (ii) the acceptance of appointment by the successor Paying Agent or Transfer Agent as provided in Section 4.20 (e). The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove a Paying Agent or Transfer Agent and appoint a successor Paying Agent or Transfer Agent, qualified as aforesaid, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the Paying Agent or Transfer Agent being removed and one copy to the successor Paying Agent or Transfer Agent. A Paying Agent or Transfer Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Paying Agent or Transfer Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of a Paying Agent or Transfer Agent and any appointment of a successor Paying Agent or Transfer Agent shall become effective upon acceptance of appointment by the successor Paying Agent or Transfer Agent as provided in Section 4.20 (e). Upon its resignation or removal, the Paying Agent or Transfer Agent shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder (including, to the extent that the Paying Agent or Transfer Agent is being removed, all reasonable out-of-pocket expenses incurred in connection with such removal, including fees and expenses of counsel).

(e) Any successor Paying Agent or Transfer Agent appointed as provided in Section 4.20 (d) shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent or Transfer Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Paying Agent or Transfer Agent hereunder, and such predecessor, upon payment of its compensation and out-of-pocket expenses then unpaid, shall pay over to such successor agent all moneys or other property at the time held by it hereunder, if any.

(f) Any corporation or bank into which the Paying Agent or Transfer Agent may be merged or converted, or with which the Paying Agent or Transfer Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Paying Agent or Transfer Agent shall be a party, or any corporation or bank succeeding to the agency business of the Paying Agent or Transfer Agent shall be the successor to the Paying Agent or Transfer Agent hereunder (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01. Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets. (a) The Company will not:

(i) consolidate with or merge with or into any Person; or

(ii) sell, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person; or

(iii) permit any Person to merge with or into the Company;

unless:

(A) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the Federative Republic of Brazil or any political subdivision thereof or any other country member of the Organization for Economic Co-operation and Development (OECD) and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes;

(B) immediately after giving effect to the transaction, no Default has occurred and is continuing;

(C) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting, surviving or transferee Person has a Consolidated Net Worth without taking into account any purchase accounting adjustments equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction;

(D) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under the Net Debt to EBITDA Ratio test set forth in clause (a) of Section 4.06; and

(E) the Company or the resulting surviving or transferee Person delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture;

provided that clauses (B), (C) and (D) do not apply to the consolidation or merger of the Company with or into a Wholly-Owned Subsidiary or the consolidation or merger of a Wholly-Owed Subsidiary with or into the Company.

(b) The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons, except to the extent permitted under Section 4.10.

(c) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under the Indenture and the Notes.

Section 5.02. Consolidation, Merger Or Sale Of Assets By A Guarantor. (a) No Guarantor may:

(i) consolidate with or merge with or into any Person; or

(ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person; or

(iii) permit any Person to merge with or into the Guarantor

unless:

(A) the other Person is the Company or any Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture, substantially in the form of Exhibit B, all of the obligations of the Guarantor under its Note Guaranty; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Subsidiary) otherwise permitted by the Indenture.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. An “Event of Default” occurs if

(a) the Company defaults in the payment of the principal of (including, without limitation, any Additional Amounts, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(b) the Company defaults in the payment of interest (including Additional Amounts, if any) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(c) the Company fails to make an Offer to Purchase and thereafter to accept and pay for Notes tendered when and as required pursuant to the covenants described in Section 4.13 or 4.14, or the Company or any Guarantor fails to comply with the covenants described in Section 3.05(f), Section 4.06, 4.07, 5.01 or 5.02;

(d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(e) there occurs with respect to any Debt of the Company or any of its Subsidiaries having an outstanding principal amount of $10.0 million (or the equivalent thereof at the time of determination) or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(f) one or more final judgments or orders for the payment of money in the aggregate are rendered against the Company or any of its Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10.0 million or the equivalent thereof at the time of determination (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(g) an involuntary case or other proceeding is commenced against the Company or any Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law then in effect seeking the appointment of a trustee, receiver, síndico, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Subsidiary under the applicable bankruptcy laws then in effect, and such order is not being contested by the Company or such Subsidiary, as the case may be, in good faith, or has not been dismissed, discharged or otherwise stayed, in each case within 60 days of being made;

(h) the Company or any of its Subsidiaries (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, concordata or other relief with respect to itself or its Debts under any applicable bankruptcy, insolvency or other similar law then in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, síndico, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Subsidiaries or for all or substantially all of the Property of the Company or any of its Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (g) or (h) a “bankruptcy default”);

(i) any Note Guaranty ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty;

(j) any event occurs that under the laws of Brazil or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause (g) or (h); or

(k) all or substantially all of the undertaking, assets and revenues of the Company or any Guarantor is condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or the Company is prevented by any such Person from exercising normal control over all or substantially all of the undertaking, assets and revenues of the Company or any Guarantor.

For purposes of each Event of Default, each reference to “Subsidiary” or “Subsidiaries” in this Section 6.01 shall be deemed to include FBA.

Section 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. In this case, the Company will comply with any and all then applicable regulations of the Central Bank of Brazil for remittance of funds outside of Brazil.

(b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived; and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Section 6.02, 6.07 or 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction, and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(i) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute such proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(iii) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, síndico, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for all amounts due to it hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates pursuant to Section 6.12, or a suit by Holders of more than 10% in principal amount of the outstanding Notes except for any proceeding brought before a Brazilian court, which case the Holder may be required to post a bond to cover legal fees and court expenses.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

Section 7.01. General. (a) The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee needs perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own gross negligence, bad faith or willful misconduct.

Section 7.02. Certain Rights of Trustee.

(a) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.03 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security, reasonably satisfactory to it, or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(f) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense. In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes; (ii) is not accountable for the Company’s use or application of the proceeds from the Notes; and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default. The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default with respect to the Notes unless either (i) an attorney or agent of the Trustee with direct responsibility for this Indenture, had actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by the Company or any Holder. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.06. Compensation And Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing between the Company of the Trustee for the Trustee’s services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the compensation and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without gross negligence, or bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

(d) If the Trustee incurs expenses or renders services in connection with an Event of Default as specified herein, the expenses (including charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, reorganization, insolvency or similar law now or hereafter in effect.

Section 7.07. Replacement of Trustee. (a) (i) The Trustee may resign at any time by written notice to the Company.

(ii) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii) If the Trustee is no longer eligible under Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.09; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the

Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 will continue for the benefit of the retiring Trustee.

Section 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.09. Eligibility. The Indenture must always have a Trustee that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition and its Corporate Trust Office in The City of New York, New York.

Section 7.10. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Company’s and Guarantors’ Obligations. (a) Subject to paragraph (b), the Company’s obligations under the Notes and the Indenture, and each Guarantor’s obligations under its Note Guaranty, will terminate if:

(i) all Notes previously authenticated and delivered (other than (A) destroyed, lost or stolen Notes that have been replaced or (B) Notes that are paid pursuant to Section 4.01 or (C) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(ii)(A) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations in Dollars or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder;

(B) no Default has occurred and is continuing on the date of the deposit;

(C) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and

(D) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

(b) After satisfying the conditions in clause (a)(i), only the Company’s obligations under Section 7.06 will survive. After satisfying the conditions in clause (a)(ii), only the Company’s obligations in Article 2 and Section 3.01,Section 4.01, 4.02, 7.06, 7.07, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture other than the surviving obligations.

Section 8.02. Legal Defeasance. After the 123rd day following the deposit referred to in clause (i) below, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article 2 and Section 3.01, Section 4.01, 4.02, 7.06, 7.07, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guaranty will terminate, provided the following conditions have been satisfied:

(i) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(ii) No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

(iii) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(iv) The Company has delivered to the Trustee

(A) either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x);

(B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(C) an Opinion of Counsel from Brazil and any other jurisdiction in which the Company is conducting business in a manner which causes the Holders of the Notes to be liable for taxes on payments under the Notes for which they would not have been so liable but for such conduct of business in such other jurisdiction, to the effect that the Holders will not recognize income, gain or loss in the relevant jurisdiction as a result of such deposit and the defeasance and will be subject to taxes in the relevant jurisdiction (including withholding taxes) (as applicable) on the same amount and in the same manner and at the same times as would otherwise have been the case if such deposit and defeasance had not occurred.

(v) If the Notes are listed on a U.S. national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.

(vi) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 123-day period, none of the Company’s obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture except for the surviving obligations specified above.

Section 8.03. Covenant Defeasance. After the 123rd day following the deposit referred to in Section 8.01(a)(ii), the Company’s obligations set forth in Section 4.06 through 4.18, inclusive and clauses (C) and (D) of Section 5.01(a)(iii), and each Guarantor’s obligations under its Note Guaranty, will terminate, and clauses (c), (d), (e), (f) and (i) of Section 6.01 will no longer constitute Events of Default, provided that the following conditions have been satisfied:

(i) The Company has complied with clauses (i), (ii), (iii), (iv)(B), (v) and (vi) of Section 8.02; and

(ii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.

Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05. Repayment to Company. Subject to Section 7.06, 8.01, 8.02 and 8.03, the Trustee and the Paying Agents will promptly pay to the Company upon request any excess money held by the Trustee and the Paying Agents at any time and thereupon be relieved from all liability with respect to such money. The Trustee or such Paying Agent will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years; provided that before making such payment the Trustee or such Paying Agent may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee and the Paying Agents with respect to such money will cease.

Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and Guarantor’s obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company or the Guarantors make any payment of principal of or interest on any Notes because of the reinstatement of its obligations, they will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders. (a) The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder:

(i) to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

(ii) to comply with Section 5.01 and 5.02;

(iii) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(v) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

(vi) to provide for or confirm the issuance of Additional Notes; or

(vii) to make any other change that does not materially and adversely affect the rights of any Holder or to conform this Indenture to the description of the Notes in the Offering Memorandum.

Each Guarantor must consent to any amendment or supplement hereunder.

Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Section 6.02 through 6.07 or paragraph (b) of this Section 9.02, the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(i) reduce the principal amount of or change the Stated Maturity of the principal of any Note;

(ii) reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(iii) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or;

(iv) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(v) make any Note payable in currency other than that stated in the Note;

(vi) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(vii) make any change in the percentage of the principal amount of the Notes required for amendments or waivers;

(viii) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes; or

(ix) make any change in any Note Guaranty that would adversely affect the Noteholders;

provided that the provisions of Sections 4.13 and 4.14 may, except as provided above, be amended or waived with the consent of Holders holding not less than 66 2/3% in aggregate principal amount of the Notes.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or their written waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

(e) Each Guarantor must consent to the amendment, supplement or waiver under this Section.

Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.05. Payments For Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

GUARANTEE

Section 10.01. The Note Guaranty. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture; provided, however, that the guarantee of FBA – Franco Brasileira S.A. Açúcar e Álcool is limited up to an amount equal to 20.0% of the original aggregate principal amount of the Notes. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

(ii) any modification or amendment of or supplement to this Indenture or any Note;

(iii) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(iv) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(v) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

(vi) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation; provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08. Execution and Delivery of Guaranty. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in this Indenture on behalf of each Guarantor.

Section 10.09. Release of Guaranty. The Note Guaranty of a Guarantor will terminate upon:

(i) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Subsidiary) otherwise permitted by this Indenture;

(ii) if the Note Guaranty was required pursuant to the terms of this Indenture, the cessation of the circumstances requiring the Note Guaranty; or

(iii) defeasance or discharge of the Notes, as provided in Article 8.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably requested by the Company in writing in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company, the Guarantors and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company, the Guarantors nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)(i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (c), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c) The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 11.02. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) an internationally recognized overnight courier service, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

Av. Pres. Juscelino Kubitschek, 1726 - 6º andar

04543-000 – São Paulo, SP

Brasil

Attention: Paulo Diniz

Facsimile: (55 11) 3897-9799

With a copy to:

White & Case LLP

Al. Santos, 1940 – 3rd Floor

01418-200 – São Paulo, SP

Brasil

Attention: Donald Baker

Facsimile: (55 11) 3147-5611

if to the Trustee, the Principal Paying Agent, the Luxembourg Paying Agent or the Transfer Agent:

JPMorgan Chase Bank

4 New York Plaza

Institutional Trust Services, 15th Floor,

New York, New York, 10028

Fax: (212) 623-6207

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC; provided, that, at any time when the Notes are listed on the Luxembourg Stock Exchange and its rules so require, the Company will publish any such notice of communication sent to the Holders in a newspaper having a general circulation in Luxembourg. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(i) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(iii) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.05. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.06. Governing Law. The Indenture, including any Note Guaranty, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York

Section 11.07. Submission to Jurisdiction; Agent for Service; Waiver of Immunities.

(a) The Company and each of the Guarantors agree that any suit, action or proceeding against any of them brought by any Noteholder or the Trustee arising out of or based upon this Indenture, the Notes or the Guarantee may be instituted in any state or Federal court in the Borough of Manhattan in The City of New York, New York, and waive any objection which each of them may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(b) By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Company and each of the Guarantors (i) acknowledges that it hereby designates and appoints CT Corporation System, currently located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Notes, this Indenture or the Guarantee, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System shall be deemed in every respect effective service of process upon the Company or such Guarantor, as the case may be, in any such suit, action or proceeding. The Company and each of the Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company and each of the Guarantors may and shall (to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 11.07 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company and each of the Guarantors or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.07. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Noteholder, the Trustee shall deliver such information to such Noteholder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and the Guarantors appointed and acting in accordance with this Section 11.07.

(c) To the extent that the Company or any of the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each of the Guarantors hereby irrevocably waive such immunity in respect of their obligations under this Indenture, the Notes and the Guarantee, to the extent permitted by law.

Section 11.08. Judgment Currency.

(a) Dollars are the sole currency of account and payment for all sums due and payable by the Company and the Guarantors under this Indenture, the Notes and the Guarantees. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the Company and the Guarantors will agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee determines a Person could purchase Dollars with such other currency in New York, New York, on the business day immediately preceding the day on which final judgment is given.

(b) The obligation of each of the Company and the Guarantors in respect of any sum due to any Noteholder or the Trustee in Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Noteholder or Trustee may in accordance with normal banking procedures purchase Dollars in the amount originally due to such Person with the judgment currency. If the amount of Dollars so purchased is less than the sum originally due to such Person, each of the Company and the Guarantors agrees, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against the resulting loss; and if the amount of Dollars so purchased is greater than the sum originally due to such Person, such Person will, by accepting a Note, be deemed to have agreed to repay such excess.

Section 11.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.10. Successors. All agreements of the Company or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

Section 11.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.12. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.13. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.14. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guaranty or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are an integral part of the consideration for issuance of the Notes execution and delivery of Note Guarantees.

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

COSAN S.A. INDÚSTRIA E COMÉRCIO as Issuer

By:	/s/ Rubens Ometto Silveira Mello
Name:	Rubens Ometto Silveira Mello
Title:	President

By:	/s/ Pedro Isamu Mizutani
Name:	Pedro Isamu Mizutani
Title:	C.O.O

USINA DA BARRA S/A – AÇÚCAR E ÁLCOOL as Guarantor

By:	/s/ Rubens Ometto Silveira Mello
Name:	Rubens Ometto Silveira Mello
Title:

By:	/s/ Pedro Isamu Mizutani
Name:	Pedro Isamu Mizutani
Title:	C.O.O

FBA – FRANCO BRASILEIRA S.A. AÇÚCAR E ÁLCOOL as Guarantor

By:	/s/ Rubens Ometto Silveira Mello
Name:
Title:

By:	/s/ Benito Carlos Coletta
Name:
Title:

By:	/s/ Armando Vieira Viotti
Name:
Title:

JPMORGAN CHASE BANK as Trustee

By:	/s/ Susy P. Pestana
Name:	Susy P. Pestana
Title:	Assistant Vice President

J.P. MORGAN TRUST BANK LTD. as Principal Paying Agent

By:	/s/ Susy P. Pestana
Name:	Susy P. Pestana
Title:	Assistant Vice President

J.P. MORGAN BANK LUXEMBOURG S.A. as Luxembourg Paying Agent and Transfer Agent

By:	/s/ Susy P. Pestana
Name:	Susy P. Pestana
Title:	Assistant Vice President

STATE OF NEW YORK )
) ss:
COUNTY OF NEW YORK )

On October 25, 2004, before me, James M. Foley, a Notary Public, personally appeared Susy P. Pestana, an Assistant Vice President of JPMorgan Chase Bank, JPMorgan Trust Bank Ltd. and J.P. Morgan Bank Luxembourg S.A. personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature(s) the instrument, the person, or the entity upon behalf of which the person(s) acted, executed the instrument.

[Notarial Seal]

s/ James M. Foley
Notary Public COMMISSION EXPIRES

EXHIBIT A

[FACE OF NOTE]

COSAN S.A. INDÚSTRIA E COMÉRCIO

9.00% Senior Note Due November 1, 2009

[CUSIP] [ISIN]

No.	$

COSAN S.A. INDÚSTRIA E COMÉRCIO, a Brazilian corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                                         , or its registered assigns, the principal sum of                      DOLLARS ($            ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on November 1, 2009.

Interest Rate: 9.00% per annum.

Interest Payment Dates: May 1 and November 1, commencing May 1, 2005.

Regular Record Dates: April 15 and October 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	COSAN S.A. INDÚSTRIA E COMÉRCIO

By:
Name:
Title:

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 9.00% Senior Notes Due November 1, 2009 described in the Indenture referred to in this Note.

JPMORGAN CHASE BANK, as Trustee

By:
Authorized Officer

[REVERSE SIDE OF NOTE]

COSAN S.A. INDÚSTRIA E COMÉRCIO

9.00% Senior Note Due November 1, 2009

1.	Principal and Interest.

The Company promises to pay the principal of this Note on November 1, 2009.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 9.00% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the April 15 or October 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing May 1, 2005.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% per annum in excess of the rate per annum borne by this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indentures; Note Guaranty.

This is one of the Notes issued under an Indenture dated as of October 25, 2004 (as amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto, and JPMorgan Chase Bank, as Trustee, J.P. Morgan Trust Bank Ltd., as Principal Paying Agent and J.P. Morgan Bank Luxembourg S.A., as Luxembourg Paying Agent and Transfer Agent. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture, as may be amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $200,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

The Note is subject to redemption for tax reasons as described in Section 3.03.

Additional Amounts will be paid in respect of any payments of interest or principal so that the amount a holder receives after Brazilian withholding tax, or in the case of payments by a Guarantor, after applicable withholding tax, will equal the amount that the holder would have received if no withholding tax had been applicable, to the extent described in Section 3.01.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $100,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York. Reference is hereby made to the further provisions of submission to jurisdiction, agent for service, waiver of immunities and judgment currency set forth in the Indenture, which will for all purposes have the same effect as if set forth herein.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of dated as of October 25, 2004 (as amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto, and JPMorgan Chase Bank, as Trustee, J.P. Morgan Trust Bank Ltd., as Principal Paying Agent, J.P. Morgan Bank Luxembourg S.A., as Luxembourg Paying Agent and Transfer Agent, (a) the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity (as defined in the Indenture), by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guaranty and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guaranty.

IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

USINA DA BARRA S/A – AÇÚCAR E ÁLCOOL as Guarantor

By:
Name:
Title:

By:
Name:
Title:

FBA – FRANCO BRASILEIRA S.A. AÇÚCAR E ÁLCOOL as Guarantor

By:
Name:
Title:

By:
Name:
Title:

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to                                 , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐        (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the U.S. Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐        (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the U.S. Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐        (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

By
To be executed by an executive officer

[5]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.14 or Section 4.13 of the Indenture, check the box: 9

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.14 or Section 4.13 of the Indenture, state the amount (in original principal amount) below:

$                                .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:1

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[1]	For Global Notes

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of             ,

among

COSAN S.A. INDÚSTRIA E COMÉRCIO,

the [ADDITIONAL GUARANTOR(S)] Party Hereto

JPMORGAN CHASE BANK,

as Trustee

J.P. MORGAN TRUST BANK LTD.

as Principal Paying Agent

and

J.P. MORGAN BANK LUXEMBOURG S.A.

as Luxembourg Paying Agent and Transfer Agent

9.00%

SENIOR Notes due

November 1, 2009

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of             ,         , among Cosan S.A. Indústria e Comércio, a Brazilian corporation (the “Company”), [Additional Guarantor(s)] (each an “Undersigned”), J.P. Morgan Trust Bank Ltd., as Principal Paying Agent, J.P. Morgan Bank Luxembourg S.A., as Luxembourg Paying Agent and Transfer Agent, and JPMorgan Chase Bank, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of October 25, 2004 (the “Indenture”), relating to the Company’s 9.00% Senior Notes due November 1, 2009 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Subsidiaries to provide Guarantee in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 110 thereof. [Specify % to be guaranteed, if less than 100%.]

Section 3. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COSAN S.A. INDÚSTRIA E COMÉRCIO as Issuer

By:
Name:
Title:

By:
Name:
Title:

[ADDITIONAL GUARANTOR] as Guarantor

By:
Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK as Trustee

By:
Name:
Title:

J.P. MORGAN TRUST BANK LTD. as Principal Paying Agent

By:
Name:
Title:

J.P. MORGAN BANK LUXEMBOURG S.A. as Luxembourg Paying Agent and Transfer Agent

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND EXECUTED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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EXHIBIT E

Regulation S Certificate

            ,

JPMorgan Chase Bank

4 New York Plaza

Institutional Trust Services, 15th Floor,

New York, New York, 10028

Attention: Corporate Trust Administration

Re:	COSAN S.A. INDÚSTRIA E COMÉRCIO, as Issuer 9.00% Senior Notes due November 1, 2009 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of October 25, 2004 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United

States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf, has made any directed selling efforts in the United States with respect to the Notes;

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5.	If we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad;

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and we did not pre-arrange the transaction in the United States.; and

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

            ,

JPMorgan Chase Bank

4 New York Plaza

Institutional Trust Services, 15th Floor,

New York, New York, 10028

Re:	COSAN S.A. INDÚSTRIA E COMÉRCIO, as Issuer 9.00% Senior Notes due November 1, 2009 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of October 25, 2004 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK	A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of             , 200  , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we

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have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) to the extent that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, or is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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